                                                                       Exhibit 1


                                   EXHIBITS

                          (10) Government Contracts.
                               ---------------------

     1.   Title:                           Non Human Primate Model of AIDS:  Prophylactic and
                                           Therapeutic Studies.
          Institute:                       National Cancer Institute
          Contract Period:                 12/19/2000 - 12/18/2005


                                                                                                                 OMB NO. 0990-0115
-----------------------------------------------------------------------------------------------------------------------------------
                                                1. THIS CONTRACT IS A RATED ORDER          RATING             PAGE  OF      PAGES
                AWARD/CONTRACT                     UNDER DDPAS (15CFR 350)                                       1             19
------------------------------------------------------------------------------------------------------------------------------------
2. CONTRACT (Proc. Inst Ident.) NO.             3. EFFECTIVE DATE                4. REQUISITION PURCHASE REQUEST/PROJECT NO.,
                 NO2-BC-17009                             12/19/2000
------------------------------------------------------------------------------------------------------------------------------------
5. ISSUED BY                    CODE             261017009       6. ADMINISTERED BY (If other than item 5.)     CODE
                                             ------------------                                                       --------------

National Cancer Institute                                       Basic Sciences
Research Contracts Branch, TBSS
Executive Plaza South, Room 603
9000 Rockville Pike MSC 7220                                    Division of Basic Sciences
Bethesda, Maryland 20892-7220                                   (RFP No. NO2BC17009-74)

------------------------------------------------------------------------------------------------------------------------------------
7. NAME AND ADDRESS OF THE CONTRACTOR       (No., street, city, county, State and ZIP Code  8. DELIVERY
                                                                                            ____FOB Destination       ____FOB Origin
                                                                                           -----------------------------------------
Bioqual, Inc.                                                                               9. DISCOUNT FOR PROMPT    PAYMENT

9600 Medical Center Drive

Rockville, Maryland 20850

                                                                                          ------------------------------------------
                                                                                           10. SUBMIT INVOICES        ITEM
                                                                                           (4 copies unless otherwise
                                                                                             specified)
                                                                                           TO THE ADDRESS SHOWN IN
PLACE OF PERFORMANCE:  Rockville, Maryland                                                                            SEE SECTION G
-------------------------------------------------------------------------------------------
CODE                                             FACILITY CODE                                                        ARTICLE G.3.

------------------------------------------------------------------------------------------------------------------------------------
11. SHIP TO/MARK FOR                      CODE                           12. PAYMENT WILL BE MADE BY    CODE
                                                  -------------------                                          ---------------------
    SEE SECTION F, ARTICLE F.1.
                                                                         SEE SECTION G, ARTICLE G.3.
------------------------------------------------------------------------------------------------------------------------------------
13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION.            14. ACCOUNTING AND APPROPRIATION DATA

                                                                              CAN1  18333384                TIN  1133078199A1
                                                                                    --------                     ------------
      10 U.S.C. 2304(C)( )             41 U.S.C. 253(C)( )                    CAN2  18333103            DOC NO.  N2BC17009A
------                           -----                                              --------                     ----------
                                                                           OC CODE  25.2E                   LOC
                                                                                    -----                        __________
------------------------------------------------------------------------------------------------------------------------------------
15A. ITEM NO.                            15B. SUPPLIES/SERVICES          15C. QUANTITY    15D. UNIT    15E. UNIT PRICE   15F. AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
   TITLE:                        Non Human Primate Model of AIDS:                                                 CAN1:  $  376,677
                                 Prophylactic and Therapeutic Studies                                             CAN2:  $  454,610
   CURRENT OBLIGATION:                                                                                            CAN3:  $   34,636
                                                                                                                         ----------
   CONTRACT PERIOD:              12/19/2000 through 12/18/2005                                                           $  865,923
   CONTRACT TYPE:                Cost Reimbursement, COMPLETION                                                          $4,628,783
------------------------------------------------------------------------------------------------------------------------------------
                                                                         15G. TOTAL AMOUNT OF CONTRACT                   $4,628,783
------------------------------------------------------------------------------------------------------------------------------------
                                                         16. TABLE OF CONTENTS
------------------------------------------------------------------------------------------------------------------------------------
(X)     SEC.               DESCRIPTION               PAGE(S)    (X)   SEC.                     DESCRIPTION                  PAGE(S)
------------------------------------------------------------------------------------------------------------------------------------
                      PART I - THE SCHEDULE                                            PART II - CONTRACT CLAUSES
------------------------------------------------------------------------------------------------------------------------------------
  X       A    SOLICITATION/CONTRACT FORM               1        X     I    CONTRACT CLAUSES                                13
------------------------------------------------------------------------------------------------------------------------------------
  X       B    SUPPLIES OF SERVICES AND PRICES/COSTS    4                    PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH
------------------------------------------------------------------------------------------------------------------------------------
  X       C    DESCRIPTION/SPECS./WORK STATEMENT        5        X     J    LIST OF ATTACHMENTS                             18
------------------------------------------------------------------------------------------------------------------------------------
  X       D    PACKAGING AND MARKING                    6                       PART IV - REPRESENTATIONS AND INSTRUCTIONS
------------------------------------------------------------------------------------------------------------------------------------
  X       E    INSPECTION AND ACCEPTANCE                6        X     K    REPRESENTATIONS, CERTIFICATIONS AND             19
--------------------------------------------------------------
  X       F    DELIVERIES OR PERFORMANCE                7                   OTHER STATEMENTS OF OFFERORS
------------------------------------------------------------------------------------------------------------------------------------
  X       G    CONTRACT ADMINISTRATION DATA             8              L    INSTRS., CONDS., AND NOTICES TO OFFERORS
------------------------------------------------------------------------------------------------------------------------------------
  X       H    SPECIAL CONTRACT REQUIREMENTS           10              M    EVALUATION FACTORS FOR AWARD
------------------------------------------------------------------------------------------------------------------------------------
                                     CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE
------------------------------------------------------------------------------------------------------------------------------------
17. X  CONTRACTORS NEGOTIATED AGREEMENT (Contractor is required to sign      18. ___ AWARD (Contractor is not required to sign this
    -
this document and return 1 copies to issuing office.) Contractor agrees      document.)
to furnish and deliver all items or perform all the services set forth       Your offer on Solicitation Number ____________________
or otherwise identified above and on any continuation sheets for the         including  the additions or changes made by you which
consideration stated herein. The rights and obligations of the parties       additions or changes are set forth in full above, is
to this contract shall be subject to and governed by the following           herein accepted as to the items listed above and on any
documents: (a) this award/contract, (b) the solicitation, if any, and        continuation sheets. This award consummates the
(c) such provisions, representations, certifications, and                    contract which consists of the following documents:
specifications, as are attached or incorporated by reference herein.         (a) the Government's solicitation and your offer and
(Attachments are listed herein.)                                             (b) this award/contract. No further contractual
                                                                             document is necessary.
------------------------------------------------------------------------------------------------------------------------------------
19A. NAME AND TITLE OF SIGNER (TYPE OR PRINT)                                20A. NAME OF CONTRACTING OFFICER
     Michael P. O'Flaherty, COO                                                   RICHARD L. HARTMANN

------------------------------------------------------------------------------------------------------------------------------------
19B. NAME OF CONTRACTOR                             19 C. DATE SIGNED        20B. UNITED STATES OF AMERICA        20 C. DATE SIGNED
      BY   /s/ Michael P. O'Flaherty                         12/14/00         BY   /S/ Richard L. Hartmann              12/18/00
           ------------------------------------                                    ---------------------------
           (Signature of person authorized to                                      (Signature of Contracting
             sign)                                                                   officer
------------------------------------------------------------------------------------------------------------------------------------
ISN 7540-01-152-8069                                                   26-107                           STANDARD FORM 26 (REV. 4-85)
PREVIOUS EDITION UNUSABLE                                                                               Prescribed by GSA
                                                               *GPO:1985 O-461-275 (418)                FAR (48 CFR) 53.214(a)

                       DETAILED TABLE OF CONTRACT CONTENTS
PART I -THE SCHEDULE

SECTION A- SOLICITATION/CONTRACT FORM

SECTION B-SUPPLIES OR SERVICES AND PRICES/COSTS..................................................................    4
      ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES.....................................................    4
      ARTICLE B.2. ESTIMATED COST AND FIXED FEE..................................................................    4
      ARTICLE B.3. PROVISIONS APPLICABLE TO DIRECT COSTS.........................................................    4
      ARTICLE B.4. ADVANCE UNDERSTANDINGS........................................................................    5

SECTION C -DESCRIPTION/SPECIFICATIONS/WORK STATEMENT ............................................................    5
      ARTICLE C.1. STATEMENT OF WORK ............................................................................    5
      ARTICLE C.2. REPORTING REQUIREMENTS .......................................................................    5

SECTION D-PACKAGING, MARKING AND SHIPPING .......................................................................    6
      ARTICLE D.1. PACKAGING.....................................................................................    6
      ARTICLE D.2. MARKING ......................................................................................    6
      ARTICLE D.3. SHIPPING. ....................................................................................    6

SECTION E-INSPECTION AND ACCEPTANCE .............................................................................    6

SECTION F-DELIVERIES OR PERFORMANCE .............................................................................    7
      ARTICLE F.1. DELIVERIES. ..................................................................................    7
      ARTICLE F.2. CLAUSES INCORPORATED BY REFERENCE ............................................................    8

SECTION G-CONTRACT ADMINISTRATION DATA ..........................................................................    8
      ARTICLE G.1. PROJECT OFFICER ..............................................................................    8
      ARTICLE G.2. KEY PERSONNEL ................................................................................    8
      ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT
           FINANCIAL REPORT. ....................................................................................    9
      ARTICLE G.4. INDIRECT COST RATES ..........................................................................    9
      ARTICLE G.5. GOVERNMENT PROPERTY ..........................................................................    9
      ARTICLE G.6. POST AWARD EVALUATION OF CONTRACT OR PERFORMANCE .............................................   10

SECTION H-SPECIAL CONTRACT REQUIREMENTS .........................................................................   10
      ARTICLE H.1. REIMBURSEMENT OF COSTS FOR INDEPENDENT RESEARCH AND DEVELOPMENT
           PROJECTS .............................................................................................   10
      ARTICLE H.2. HUMAN SUBJECTS ...............................................................................   11
      ARTICLE H.3. NEEDLE EXCHANGE ..............................................................................   11
      ARTICLE H.4. INTRODUCTION OF RODENTS AND RODENT PRODUCTS ..................................................   11
      ARTICLE H.5. ANIMAL WELFARE ASSURANCE .....................................................................   11
      ARTICLE H.6. PUBLICATION AND PUBLICITY ....................................................................   11
      ARTICLE H.7. PRESS RELEASES ...............................................................................   12
      ARTICLE H.8. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE. ..........................................   12

PART II-CONTRACT CLAUSES ........................................................................................   13
      SECTION I - CONTRACT CLAUSES ..............................................................................   13

           ARTICLE I.1. GENERAL CLAUSES FOR A COST -REIMBURSEMENT SERVICE CONTRACT. .............................    13
           ARTICLE I.2. AUTHORIZED SUBSTITUTION OF CLAUSES. .....................................................    15
           ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES .............................................................    16
           ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT ...................................    16

PART III      .....................................................................................  18
      SECTION J-LIST OF ATTACHMENTS ...............................................................  18
              1. Statement of Work ................................................................  18
              2. Contracts ........................................................................  18
              3. Safety and Health ................................................................  18
              4. Procurement of Certain Equipment .................................................  18
              5. Government Property-Schedule II-A ................................................  18
              6. Report of Government Owned, Contractor Held Property .............................  18

PART IV       .....................................................................................  19
      SECTION K- REPRESENTATIONS AND CERTIFICATIONS ...............................................  19
              1. Representations and Certifications ...............................................  19
              2. Animal Welfare Assurance Number ..................................................  19

SECTION B -SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.l. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The purpose of this contract is to house, feed, and care for up to 100 nonhuman primates, to provide technical assistance in the form carcinogen or promoter administration to animals, monitoring of animals, administration of medication, maintenance of records and assistance in performing surgical and necropsy procedures.

ARTICLE B.2. ESTIMATED COST AND FIXED FEE

a.       The estimated cost of this contract is $4,305,845.

b. The fixed fee for this contract is $322,938. The fixed fee shall be paid in installments based on the percentage of completion of work, as determined by the Contracting Officer, and subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1. of this contract. Payment of fixed fee shall not be made in less than monthly increments.

c. The Government's obligation, represented by the sum of the estimated cost plus fixed fee, is $4,628,783.

d. Total funds currently available for payment and allotted to this contract are $865,923, of which $805,510 represents the estimated costs, and of which $60,413 represents the fixed fee. For further provisions on funding, see the LIMITATION OF FUNDS clause referenced in
         Part II, ARTICLE I.2. Authorized Substitutions of Clauses.

e. It is estimated that the amount currently allotted will cover performance of the contract through December 18, 2001.

f. The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

ARTICLE B.3. PROVISIONS APPLICABLE TO DIRECT COSTS

a.       Items Unallowable Unless Otherwise Provided

         Notwithstanding the clauses, ALLOWABLE COST AND PAYMENT, and FIXED FEE, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

         (1) Acquisition, by purchase or lease, of any interest in real property;

         (2)    Special rearrangement or alteration of facilities;

         (3) Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value- (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

         (4)     Travel to attend general scientific meetings;

         (5)    Foreign travel;

         (6)    Consultant costs;

         (7)    Subcontracts;

         (8)    Patient care costs;

         (9) Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and "sensitive items" (defined and listed in the Contractor's Guide for Control of Government Property), 1990, regardless of acquisition value.

ARTICLE B.4. ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a.     Overtime

       Overtime (premium) pay is authorized for the purpose of caring for animals on holidays and weekends by the animal technicians and caretakers in an amount not to exceed $33,964 for the duration of this contract.

b.     Animal Ownership

       All animals transferred to this contract from predecessor contract #N02-BC-62601, including infants born to the animals in the colony, are the property of the U.S. Government.

SECTION C -DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.l. STATEMENT OF WORK

a. Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work, SECTION J, ATTACHMENT #1, dated September 2000, attached hereto and made a part of this contract.

ARTICLE C.2. REPORTING REQUIREMENTS

a.     Technical Reports

       In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with ARTICLE F.l. DELIVERIES of this contract:

       (1)    Monthly Progress Report

              This report shall include a description of the activities during the reporting period. This description shall include and not be limited to the following:

              a.  The number of animals housed on the contract.

              b.  Health status of animals.

              c.  Anticipated work plan for the upcoming period.

              d. Problems encountered and their resolution and any relationship between the resulting data and the experimental procedures.

              The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month.

              The first report shall be due February 15, 2001. Thereafter, reports shall be due on or before the 15th CALENDAR day following each reporting period.

                                                       Contract No. N02-BC-17009


       (2)    Annual Progress Report

              This report shall include a summation of the results of the entire contract work for the period covered. An Annual Report will not be required for the period when the Final Report is due. A MONTHLY Report shall not be submitted when an Annual Report is due.

              The first report shall cover the period December 19, 2000 through December 31, 2001 of this contract and shall be due WITHIN 30 DAYS AFTER THE REPORTING PERIOD. Thereafter, reports shall be due on or before the 30th calendar day following the reporting period.

       (3)    Final Report

              This report is to include a summation of the work performed and results obtained for the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Final Report shall be submitted in accordance with ARTICLE F. 1 DELIVERIES of this contract. An annual report will not be required for the period when the Final Report is due.

b.     Other Reports/Deliverables

       (1)    Case Reports, Fixed Tissues, Biological Specimens

              The Contractor will deliver biological specimens and tissues to the requesting scientist(s) located at the National Institutes of Health, Bethesda, MD, within one hour of collection. Delivery should be made before 4:00 P.M. unless special arrangements are made.

SECTION D - PACKAGING, MARKING AND SHIPPING


ARTICLE D.1. PACKAGING

The contractor shall package all reports and deliverables in such a manner that they are not damaged and are received by the Government in usable condition.

ARTICLE D.2. MARKING

All reports and deliverables under this contract shall be clearly marked with the contract number. Case Reports, Fixed Tissues, and Biological Specimens shall also be labeled to properly identify and protect the contents.

ARTICLE D.3. SHIPPING

The contractor shall ship all reports and deliverables in accordance with the delivery schedule in Section F herein. It is anticipated that no express mail shipments will be required under this contract.

SECTION E -INSPECTION AND ACCEPTANCE


a. The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b. For the purpose of this SECTION, the Project Officer is the authorized representative of the Contracting Officer.

c. Inspection and acceptance will be performed at: National Cancer Institute, Building 41, Room D804, 41 Library Drive Bethesda, MD 20892-5055.

      Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d. This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

      FAR Clause No. 52.246-5, INSPECTION OF SERVICES-COST REIMBURSEMENT (APRIL
      1984).

SECTION F- DELIVERIES OR PERFORMANCE


ARTICLE F.l. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in Article C.l. and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

a. The items specified below as described in SECTION C, ARTICLE C.2. will be required to be delivered F.O.B. Destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the dates specified below and any specifications stated in SECTION D, PACKAGING, MARKING AND SHIPPING, of the contract:

              Item         Description                   Quantity                   Delivery Schedule
              (1)          Monthly Reports                  5                       The first report is due 2/15/01. Subsequent
                                                                                    reports are due on the 15th of the month
                                                                                    following the monthly period being reported.

              (2)          Annual Reports                   5                       January 31, 2002
                                                                                    January 31, 2003
                                                                                    January 31, 2004
                                                                                    January 31, 2005

              (3)          Final Report                     5                       Due on or before the expiration date of the
                                                                                    contract.

              (4)          Case Reports                     4                       As specified by the Project Officer.

b.    The above items shall be addressed and delivered to:

              Address                                Deliverable Item No.         Quantity
       Project Officer                               (1) through (3)              4
       Division of Basic Sciences                           (4)                   As specified by the Project Officer
       National Cancer Institute
       Building 41, RoomD804
       41 LIBRARY DRIVE MSC 5055
       Bethesda, MD 20892-5055

              Address                                             Deliverable Item No.         Quantity
              Contracting Officer                                 (1) through (3)                     1
              Treatment, Biology and Sciences Section
              Research Contracts Branch
              National Cancer Institute
              Executive Plaza South, Room 603
              6120 Executive Blvd., MSC 7220
              Bethesda, MD 20892- 7220

ARTICLE F.2. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER I) CLAUSE:

       52.242-15, Stop Work Order (AUGUST 1989) with ALTERNATE I (APRIL 1984).

SECTION G- CONTRACT ADMINISTRATION DATA

ARTICLE G.1. PROJECT OFFICER

The following Project Officers will represent the Government for the purpose of this contract:

                     Dr. Marjorie Guroff, Project Officer

The Project Officer is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to:
(1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Government may unilaterally change its Project Officer designation.

ARTICLE G.2. KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in this contract, the following individuals are considered to be essential to the work being performed hereunder:

                      Name                                    Title
          Dr. Marisa St. Claire                        Principal Investigator
          Dr. Cheryl Haughton                          Veterinarian
          Steven Harbaugh                              Animal Technician
          Jeffrey Harbaugh                             Animal Technician
          Marsha Sowers                                Animal Technician

ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

a. Invoice/Financing Request Instructions and Contract Financial Reporting for NIH Cost-Reimbursement Type Contracts NIH(RC)-4 are attached and made part of this contract. The instructions and the following directions for the submission of invoices/financing request must be followed to meet the requirements of a "proper" payment request pursuant to F AR 32.9.

       These instructions also provide for the submission of financial and personnel reporting required by HHSAR 342.7002.

       (1)    Invoices/financing requests shall be submitted as follows:

              An original and two copies to the following designated billing office:

                           Contracting Officer
                           Research Contracts Branch
                           National Cancer Institute, NIH
                           EPS, Room 603
                           6120 EXECUTIVE BLVD MSC 7220
                           BETHESDA MD 20892-7224

       (2) Inquiries regarding payment of invoices should be directed to the designated billing office, (301) 496-8620.

ARTICLE G.4. INDIRECT COST RATES

In accordance with Federal Acquisition Regulation (FAR) (48 CFR Chapter 1) Clause 52.216-7 (d)(2), Allowable Cost and Payment incorporated by reference in this contract in Part II, Section I, the cognizant Contracting Officer representative responsible for negotiating provisional and/or final indirect cost rates is identified as follows:

              Director, Division of Financial Advisory Services
              Office of Contracts Management
              National Institutes of Health
              6100 Building, Room 6B05
              6100 EXECUTIVE BLVD MSC-7540
              BETHESDA MD 20892-7540

These rates are hereby incorporated without further action of the Contracting Officer.

ARTICLE G.5. GOVERNMENT PROPERTY

a. In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in SECTION I of this contract, the Contractor shall comply with the provisions of DHHS Publication, Contractor's Guide for Control of Government Property, 1990, which is incorporated into this contract by reference. Among other issues, this publication provides a under the contract. A copy of this publication is available upon request to the Contracts Property Administrator.

       This contract's Contracts Property Administrator is:

              Contracts Property Administrator
              Division of Personal Property Services, NIH
              6011 Building, Suite 637
              6011 EXECUTIVE BLVD MSC 7670
              BETHESDA MD 20852-7670
              (301) 496-6466

b. Notwithstanding the provisions outlined in the DHHS Publication, Contractor's Guide for Control of Government Property, 1990 which is incorporated in this contract in paragraph a. above, the contractor shall use the form entitled, "Report of Government Owned, Contractor Held Property" for performing annual inventories required under this contract. This form is included as an attachment in SECTION J of this contract.

c.     Government Furnished Property -Schedule II-A

       Pursuant to the clause, GOVERNMENT PROPERTY, incorporated in this contract, the Contractor is hereby authorized to retain custody of the property listed in the attached Schedule II-A for use in direct performance of this contract. Accountability for the items listed in
       Schedule II- A is hereby transferred to this contract from predecessor Contract No. N02-BC-62601, under which these items were provided by the Government. Title to this property shall remain in the Government.

ARTICLE G.6. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.     Contractor Performance Evaluations
       -----------------------------------

       Interim and final evaluations of contractor performance will be prepared on this contract in accordance with FAR 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluations will be prepared annually to coincide with the anniversary date of the contract.

       Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. Any disagreement between the parties regarding an evaluation will be referred to an individual one level above the Contracting Officer, whose decision will be final.

       Copies of the evaluations, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

b.     Electronic Access to Contractor Performance Evaluations
       --------------------------------------------------------

       Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address:

                                http://ocm.od.nih.gov/cdmp/cps contractor.htm

       The registration process requires the contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the contractor will be required to identify an alternate contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

SECTION H -SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. REIMBURSEMENT OF COSTS FOR INDEPENDENT RESEARCH AND DEVELOPMENT PROJECTS

The primary purpose of the Public Health Service (PHS) is to support and advance independent research within the scientific community. This support is provided in the form of contracts and grants totaling approximately 7 billion dollars annually. PHS has established effective, time tested and well recognized procedures for stimulating and supporting this independent research by selecting from multitudes of applications those research projects most worthy of support within the constraints of its appropriations. The reimbursement through the indirect cost mechanism of independent research and development costs not incidental to product improvement would circumvent this competitive process.

To ensure that all research and development projects receive similar and equal consideration, all organizations may compete for direct funding of independent research and development projects they consider worthy of support by submitting those projects to the appropriate Public Health Service grant office for review. Since these projects may be submitted for direct funding, the Contractor agrees that no costs for any independent research and development project, including all applicable indirect costs, will be claimed under this contract.

ARTICLE H.2. HUMAN SUBJECTS

It is hereby understood and agreed that research involving human subjects shall not be conducted under this contract, and that no material developed, modified, or delivered by or to the Government under this contract, or any subsequent modification of such material, will be used by the Contractor or made available by the Contractor for use by anyone other than the Government, for experimental or therapeutic use involving humans without the prior written approval of the Contracting Officer.

ARTICLE H.3. NEEDLE EXCHANGE

a. Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b.     Public Law and Section No.        Fiscal Year        Period Covered

       P.L. 106-113, Section 505            2000            (10/1/00- 9/30/00)*

       *Note: FY-2001 Public Law and Section No. information will replace this and be inserted into the contract unilaterally upon passage of DHHS FY - 2001 appropriation legislation.

ARTICLE H.4. INTRODUCTION OF RODENTS AND RODENT PRODUCTS

No rodent or rodent product shall be delivered into the NIH, NCI environment
(NIH) directly, or through collaborative research or holding facilities under contract to NCI except by permit. Direct shipments to NIH from a commercial colony will be considered exempt. Non-exempt sources must be approved by permit issued through the National Center for Research Resources (NCRR). The permit must be obtained by the Contractor prior to the shipment to NIH of the rodents and/or rodent products. The Contractor must be sure that this permit exists and is current before transferring rodents or rodent products into the NIH, NCI environment. Refusal or negligence to do so will be considered a material breach of contract and may be treated as any other such material breach. Applications for permits should be submitted not less than 30 days prior to shipping date to:
NIH Veterinary Resources Branch (VRP), National Center for Research Resources
(NCRR), Scientific Services Branch, Laboratory Sciences Section, Building 28A, Room 111, 28 LIBRARY DR MSC 5210, BETHESDA MD 20892-5210, (301) 496-2527.

ARTICLE H.5. ANIMAL WELFARE ASSURANCE

The Contractor shall obtain, prior to the start of any work under this contract, an approved Animal Welfare Assurance from the Office of Protection from Research Risks (OPRR), Office of Laboratory Animal Welfare (OLA W), Office of the Director, NIH, as required by Section 1-43-30 of the Public Health Service Policy on Humane Care and Use of Laboratory Animals. The Contractor shall maintain such assurance for the duration of this contract, and any subcontractors performing work under this contract involving the use of animals shall also obtain and maintain an approved Animal Welfare Assurance.

ARTICLE H.6. PUBLICATION AND PUBLICITY

The contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

       "This project has been funded in whole or in part with Federal funds from the National Cancer Institute, National Institutes of Health, under Contract No. No 1-BC-17009"

ARTICLE H.7. PRESS RELEASES

a. Pursuant to Public Law(s) cited in paragraph b., below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

b.     Public Law and Section No.         Fiscal Year           Period Covered

       P.L. 106-113, Section 507             2000            (10/1/00- 9/30/00)*

*Note: FY-2001 Public Law and Section No. information will replace this and be inserted into the contract unilaterally upon passage of DHHS FY-2001 appropriation legislation.

ARTICLE H.8. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing
                                              -----------------
address is:

              Office of Inspector General
              Department of Health and Human Services
              TIPS HOTLINE
              P .0. Box 23489
              Washington, D.C. 20026

Information regarding procedural matters is contained in the NIH Manual Chapter 1754, which is available on (http://www1.od.nih.gov/oma/oma.htm)

                           PART II-CONTRACT CLAUSES

SECTION I- CONTRACT CLAUSES

ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT SERVICE CONTRACT - FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address:
http://www.arnet.gov/far/.

a.     FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

       FAR
    CLAUSE NO.        DATE                TITLE
    ----------        ----                -----

    52.202-1          Oct 1995            Definitions

    52.203-3          Apr 1984            Gratuities (Over $100,000)

    52.203-5          Apr 1984            Covenant Against Contingent Fees (Over
                                          $100,000)

    52.203-6          Ju1 1995            Restrictions on Subcontractor Sales to
                                          the Government (Over $100,000)

    52.203-7          Jul 1995            Anti-Kickback Procedures (Over
                                          $100,000)

    52.203-8          Jan 1997            Cancellation, Rescission, and Recovery
                                          of Funds for Illegal or Improper
                                          Activity (Over $100,000)

    52.203-10         Jan 1997            Price or Fee Adjustment for Illegal or
                                          Improper Activity (Over $100,000)

    52.203-12         Jun 1997            Limitation on Payments to Influence
                                          Certain Federal Transactions (Over
                                          $100,000)

    52.204-4          Aug 2000            Printed or Copied Double-Sided on
                                          Recycled Paper (Over $100,000)

    52.209-6          Ju1 1995            Protecting the Government's Interests
                                          When Subcontracting With Contractors
                                          Debarred, Suspended, or Proposed for
                                          Debarment (Over $25,000)

    52.215-2          Jun 1999            Audit and Records -Negotiation (Over
                                          $100,000)

    52.215-8          Oct 1997            Order of Precedence -Uniform Contract
                                          Format

    52.215-10         Oct 1997            Price Reduction for Defective Cost or
                                          Pricing Data

    52.215-12         Oct 1997            Subcontractor Cost or Pricing Data
                                          (Over $500,000)

    52.215-14         Oct 1997            Integrity of Unit Prices (Over
                                          $100,000)

    52.215-15         Dec 1998            Pension Adjustments and Asset
                                          Reversions

    52.215-18         Oct 1997            Reversion or Adjustment of Plans for
                                          Post-Retirement Benefits (PRB) other
                                          than Pensions

    52.215-19         Oct 1997            Notification of Ownership Changes

    52.215-21         Oct 1997            Requirements for Cost or Pricing Data
                                          or Information Other Than Cost or
                                          Pricing Data-Modifications

    52.216-7          Mar 2000            Allowable Cost and Payment

    52.216-8          Mar 1997            Fixed Fee

    52.219-8          Oct 2000            Utilization of Small Business Concerns
                                          (Over $100,000)

    52.219-9          Oct 2000            Small Business Subcontracting Plan
                                          (Over $500,000)

    52.219-16         Jan 1999            Liquidated Damages -Subcontracting
                                          Plan (Over $500,000)

    52.222-2          Jul 1990            Payment for Overtime Premium (Over
                                          $100,000) (Note: The dollar amount in
                                          paragraph (a) of this clause is $0
                                          unless otherwise specified in the
                                          contract.)

    52.222-3          Aug 1996            Convict Labor

    52.222-26         Feb 1999            Equal Opportunity

    52.222-35         Apr 1998            Affirmative Action for Disabled
                                          Veterans and Veterans of the Vietnam
                                          Era

    52.222-36         Jun 1998            Affirmative Action for Workers with
                                          Disabilities

    52.222-37         Jan 1999            Employment Reports on Disabled
                                          Veterans and Veterans of the Vietnam
                                          Era

    52.223-6          Jan 1997            Drug-Free Workplace

    52.223-14         Oct 2000            Toxic Chemical Release Reporting

    52.225-1          Feb 2000            Buy American Act -Balance of Payments
                                          Program -Supplies

    52.225-13         Jul 2000            Restrictions on Certain Foreign
                                          Purchases

    52.227-1          Jul 1995            Authorization and Consent

    52.227-2          Aug 1996            Notice and Assistance Regarding Patent
                                          and Copyright Infringement (Over
                                          $100,000)

    52.227-3          Apr 1984            Patent Indemnity

    52.227-14         Jun 1987            Rights in Data-General

    52.232-9          Apr 1984            Limitation on Withholding of Payments

    52.232-17         Jun 1996            Interest (Over $100,000)

    52.232-20         Apr 1984            Limitation of Cost

    52.232-23         Jan 1986            Assignment of Claims

    52.232-25         Jun 1997            Prompt Payment

    52.232-34         May 1999            Payment by Electronic Funds Transfer--
                                          Other Than Central Contractor
                                          Registration

    52.233-1          Dec 1998            Disputes

    52.233-3          Aug 1996            Protest After Award, Alternate I (Jun
                                          1985)

    52.242-1          Apr 1984            Notice of Intent to Disallow Costs

    52.242-3          Oct 1995            Penalties for Unallowable Costs (Over
                                          $500,000)

    52.242-4          Jan 1997            Certification of Final Indirect Costs

    52.242-13         Ju1 1995            Bankruptcy (Over $100,000)

    52.243-2          Aug 1987            Changes - Cost Reimbursement,
                                          Alternate I (Apr 1984)

    52.244-2          Aug 1998            Subcontracts, Alternate II (Aug 1998)
                                          *If written consent to subcontract is
                                          required, the identified subcontracts
                                          are listed in ARTICLE B, Advance
                                          Understandings.

    52.244-5          Dec 1996            Competition in Subcontracting (Over
                                          $100,000)

    52.245-5          Jan 1986            Government Property (Cost-
                                          Reimbursement. Time and Material, or
                                          Labor-Hour Contract)

    52.246-25         Feb 1997            Limitation of Liability -Services
                                          (Over $100,000)

    52.249-6          Sep 1996            Termination (Cost-Reimbursement)

    52.249-14         Apr 1984            Excusable Delays

    52.253-1          Jan 1991            Computer Generated Forms

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

       HHSAR
    CLAUSE NO.        DATE                TITLE
    ----------        ----                -----

    352.202-1         Apr 1984            Definitions -Alternate I (Apr 1984)

    352.228-7         Dec 1991            Insurance -Liability to Third Persons

    352.232-9         Apr 1984            Withholding of Contract Payments

    352.233-70        Apr 1984            Litigation and Claims

    352.242-71        Apr 1984            Final Decisions on Audit Findings

    352.270-5         Apr 1984            Key Personnel

    352.270-6         Ju1 1991            Publication and Publicity

    352.270-7         Apr 1984            Paperwork Reduction Act

[End of GENERAL CLAUSES FOR A COST-REIMBURSEMENT SERVICE CONTRACT -Rev.
10/2000].

ARTICLE I.2 AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE I.1. of this SECTION is hereby modified as follows:

FAR Clause 52.219-9, SMALL BUSINESS SUBCONTRACTING PLAN (OCTOBER 2000), and FAR Clause 52.219-16, LIQUIDATED DAMAGES--SUBCONTRACTING PLAN (JANUARY 1999) are deleted in their entirety.

FAR Clause 52.232-20, LIMITATION OF COST, is deleted in its entirety and FAR Clause 52.232-22, LIMITATION OF FUNDS (APRIL 1984) is substituted therefor.
Note: When this contract is fully funded, FAR Clause 52.232-22, LIMITATION OF FUNDS will no longer apply and FAR Clause 52.232-20, LIMITATION OF COST will become applicable.

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the contracting officer will make their full text available.

a.   FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

     (1)  FAR 52.215-17, Waiver of Facilities Capital Cost of Money (OCTOBER
          1997).

     (2) FAR 52.219-4, Notice of Price Evaluation Preference for HUB Zone Small Business Concerns (JANUARY 1999).

          "(c) Waiver of evaluation preference....

               [_]  Offeror elects to waive the evaluation preference."

     (3) FAR 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (OCTOBER 1999).

          "(b) Evaluation adjustment. (1) The Contracting Officer will evaluate offers by adding a factor of 10 percent to the price of all offers, except "

     (4)  FAR 52.227-14, Rights in Data - General (JUNE 1987).

     (5)  FAR 52.245-19, Government Property Furnished "As Is" (APRIL 1984).

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION/PUBLIC HEALTH SERVICE ACQUISITION REGULATION (HHSAR)/(PHSAR) (48 CHAPTER 3)
     CLAUSES:

     (1)  PHS 352.223-70, Safety and Health (Deviation) (AUGUST 1997).

     (2)  FAR 52.237-3, Continuity of Services (JANUARY 1991).

     (3)  PHS 352.280-2b, Care of Live Vertebrate Animals (OCTOBER 1986).

c.   NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

     The following clauses are attached and made a part of this contract:

     (1) NIH (RC)-7, Procurement of Certain Equipment (APRIL 1984) (OMB Bulletin 81-16).

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1) CLAUSES:

a. FAR Clause 52.244-6. SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS (OCTOBER 1998)

(a)  Definition.

     Commercial item. as used in this clause. has the meaning contained in the clause at 52.202-1, Definitions.

     Subcontract, as used in this clause, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b) To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract.

(c) Notwithstanding any other clause of this contract, the Contractor is not required to include any FAR provision or clause, other than those listed below to the extent they are applicable and as may be required to establish the reasonableness of prices under Part 15, in a subcontract at any tier for commercial items or commercial components:

     (1)  52.222-26, Equal Opportunity (E.O. 11246);
     (2) 52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212(a));
     (3)  52.222-36, Affirmative Action for Workers with Disabilities
          (29 U.S.C. 793); and
     (4) 52.247-64, Preference for Privately Owned U.S.-Flagged Commercial Vessels (46 U.S.C. 1241) (flow down not required for subcontracts awarded beginning May 1, 1996).

(d) The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

                                   PART III

SECTION J- LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.   Statement of Work, September 2000, 4 pages.

2. Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4, (5/97), 5 pages.

3.   Safety and Health (Deviation), PHSAR Clause 352.223-70, (8/97), 1 page.

4.   Procurement of Certain Equipment, NIH(RC)-7, 4/1/84, 1 page.

5.   Government Property -Schedule II-A, dated December 2000, 1 page.

6.   Report of Government Owned, Contractor Held Property, 1 page.

                                    PART IV

SECTION K- REPRESENTATIONS AND CERTIFICATIONS

The following documents are incorporated by reference in this contract:

1. Representations and Certifications, dated October 30, 2000.

2. Animal Welfare Assurance Number A3086-01.


                              END of the SCHEDULE
                                  (CONTRACT)

                               STATEMENT OF WORK
                               -----------------

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, materials, equipment and facilities not otherwise provided by the Government, as needed to perform the Statement of Work below:

1.   Facility Requirements
     ---------------------

     (a) Provide animal facilities accredited by AAALAC International. Provide and maintain a United States Department of Agriculture (USDA) registration license. Operate the animal facilities in compliance with the Animal Welfare Act (P.L. 89-544, as amended) Rules and Regulations published in the Code of Federal Regulations (CFR), Title 9 (Animal and Animal Products ), Chapter 1, Subchapter A (Animal Welfare ), Parts 1 ,2,and 3; the Public Health Service Policy on the Humane Care and Use of Laboratory Animals, updated 1966; the Guide for Care and Use of Laboratory Animals, ILAR 1996, the NIH Manual 3040-3 Intramural Contracts Involving Animals; Biosafety in Microbiological and Biomedical Laboratories (CDC-NIH 1993); Occupational Health and Safety in the Care and Use of Research Animals (NRC 1997); and Guidelines for the Prevention and Treatment of B-Virus Infections in Exposed Persons (Clinical infectious Diseases, 1995; 20: 421-439).

     (b) Animal facilities shall be provided by the contractor to house up to 100 nonhuman primates (NHPs), including but not limited to Erythrocebus patas (patas monkeys), Macaca fascicularis ( cynomologous macaques), Macaca mulatta (rhesus macaques) and Macaca nemestrina (pigtail macaques) .The animal facility shall have the capability to hold NHPs singly and under Biosafety Level 2/Biosafety Level 3 containment, as required by individual protocols. All NHPs will be provided by the Government.

     (c) All Animal Study Proposals for procedures that are to be performed on NCI -owned animals will be prepared by the NCI scientists supported on this contract and will be submitted to the Contractor through the Project Officer.

     (d) Rooms utilized by this contract shall contain only one species of animals and only animals utilized by this contract. The rooms shall provide a minimum of 12 air changes per hour with outside air and no air recirculation, be maintained at 75 +/ -3 degrees F and 50% +/ -10% humidity with negative air pressure relative to non-containment areas. Back-up fans shall be available to insure operational integrity of the ventilation system at all times. Room doors must allow passage of rack-mounted cages. The space utilized by this contract shall be within a single building.

     (e) Caging shall be of a size and configuration to meet current USDA/ APHIS standards and requirements for the housing of NHPs, including those animals in protocols requiring BL 2/BL 3 containment. The contractor shall provide an automatic cage washer which permits the entry of large rack mounted cages and is capable of operating wash and rinse cycles at 180 degrees F.

     (f) Ancillary space shall be provided to perform laboratory procedures, animal examinations and technical procedures, surgery, surgery preparations and necropsy procedures as well as liquid nitrogen facilities for the storage and recovery of sera, tissue specimens and body fluids. Provide as needed, biosafety cabinets for minor surgical procedures including lymph node biopsy or for cerebrospinal fluid taps, on SIV and SHIV inoculated animals. Necropsy specimens are generally formalin fixed.

     (g) Adequate space shall be provided, separate from the animal rooms, for storage of bulk food, bedding, spare cages, pharmaceutical products, equipment for specimen collections, inoculation, biopsy, surgery , necropsy, etc. and other supplies as necessary. The facility shall store controlled substances in a locked area.

     (h) The contractor shall provide and maintain necessary large equipment including, but not limited to, a refrigerated centrifuge, machine for the administration and scavenging of gas anesthesia and light microscopes for post -mortem study.

                                                                   ATTACHMENT #1

       (i) The contractor shall provide emergency electrical power which is adequate to maintain animal room air handling as well as emergency lighting of hallways, surgery and surgical preparation areas.

       (j) The facility shall be licensed for work with radioactive materials and provided with posted laboratories, refrigerators and waste storage space.

       (k) The contractor shall comply with all pertinent security and safety requirements required by applicable Government regulations, including those promulgated by the Secretary of Labor under the William-Steiger Occupational Safety and Health Act of 1970. Entrances to the facility shall prevent all unauthorized entry. Animal rooms shall display signs marked boldly with the designation "Biohazard Area" on all animal room doors. Signs shall list the precautions necessary to enter the holding and procedure areas and these areas will be restricted to authorized personnel only.

       (1) The Contractor shall provide health surveillance programs for employees to protect both the staff and the animals from disease transmission, including but not limited to tuberculin tests, serum banking, serological testing and the maintenance of work practices consistent with the handling of blood-borne pathogens, as necessary (CDC-NIH 1993).

       (m) At the conclusion of the studies the disposition of the animals will be the responsibility of the National Cancer Institute (NCI), NIH.

       (n) At the start and the end of the contract, the incumbent Contractor shall cooperate to transfer the animals to the replacement Contractor in the most expeditious and efficient manner that guarantees minimal stress to the colony animals during transport. The replacement Contractor will arrange for appropriate NHP transportation services. Pregnant Patas monkeys and Patas mothers with unweaned neonates will require 6.0 sq. ft. transport cages.

       (o) Personnel shall be specifically trained and experienced in the care and maintenance of nonhuman primates infected with the pathogens listed under Procedures (3). All personnel involved in the daily care of the animals shall wear washable work clothing covered by a Tyvek laboratory coat or a washable/disposable surgeon's gown, disposable waterproof gloves, surgical face masks, scrub bonnets, protective eye wear (either face shields or goggles) and shoe covers or rubber boots. Personnel in contact with the monkeys should be immunized against organisms being studied, if immunizations are available (such as the Small Pox vaccine for studying recombinant vaccinia viruses).

       (p) Contractor must provide quarantine facilities for animals introduced into these colonies.

2.     Animal Care
       -----------

       (a) The Contractor shall house, feed and care for the assigned NHPs. Animals shall be offered an adequate portion of an appropriate NHP diet on a twice daily basis. Fresh fruit (apples, oranges, bananas) shall be available for ill or anorexic animals, for training purposes or as treats at least one per animal daily.

       (b) Maintain a strict animal health surveillance program including tuberculin testing at 90 day intervals, body weight determinations, collection of serum as necessary for monitoring health, anthelminthic prophylaxis, and treatment of injuries and disease states of all animals maintained by this contract.

       (c) The Contractor shall provide a program for environmental enrichment and monitoring of psychological well-being of NHPs.

       (d) Animals shall be observed carefully at least twice daily (before 8 A.M. and after 3 P.M.) for evidence of illness or injury, seven days a week, by qualified personnel. The Contractor shall notify, by telephone, fax or e-mail, the scientist(s) supervising the affected protocol(s) or the principal investigator immediately (in less than 8 hours) of all animals not previously reported to be sick, outbreak of diseases or death. Medications shall be prescribed by the attending veterinarian with the concurrence of the Principal Investigator supervising the affected protocol(s). Animals shall be euthanized according to the moribund sacrifice policy provided by NCI, with prior notification of

                                                                   ATTACHMENT #1
              the Principal Investigator so that arrangements can be made for laboratory processing of requested blood and tissues.

       (e) Cages, feeders and other animal equipment shall be sanitized at least every two weeks by subjecting them to a wash- rinse cycle which brings their temperature to 180 degrees F. Under any circumstances cage wash intervals shall be frequent enough to maintain the cages in accordance with AAALC requirements. Animal rooms shall be cleaned daily and sanitized as necessary with nontoxic chemical disinfectants. Microbiological monitoring shall be performed on cages, floors and walls at least quarterly. A vigorous vermin control program shall be maintained. All chemical pesticides shall be approved by the scientist(s) supervising the affected protocol(s) and the Project Officer.

       (f) Personnel in contact with the animals or animal wastes shall wear washable or disposable outer garments, face masks, gloves and water impervious shoe covers while in the animal rooms. Further appropriate precautions will be taken with infected animals requiring BL 2/BL 3 practices. Animal room waste, carcasses, specimens, and disposable items such as sharps and needles shall be disposed in compliance with federal, state and other applicable regulations. Non- disposable gowns, if used, shall be laundered in accordance with standard safety considerations to avoid the spread of contamination.

       (g) Support personnel, including animal caretakers and technicians, assigned to this project shall be restricted to work on this project pending prior approval by the Project Officer or scientist(s) supervising protocol(s). In the event that some part -time personnel do work on other projects, rigid measures must be taken to avoid contamination between this and other animal colonies maintained by the Contractor. These procedures shall be developed by the Principal Investigator in consultation with the Project Officer and scientists(s) supervising protocol(s).

       (h) To prevent animal to animal transmission of infectious agents during collection of specimens, appropriate precautions must be taken. When specimens are collected new disposable gloves and covers for work benches will be required for each different animal. During specimen collections external protective clothing will also be changed between groups of animals inoculated with different agents. Each animal requires the use of separate sterile instruments or supplies for specimen collection.

3.     Procedures
       ----------

       (a) Individual animal records shall be maintained by the contractor at all times. Animal records shall contain well organized sections on immunizations, parasite control, tuberculosis testing, periodic body weights, clinical procedures, final disposition, necropsy report and findings, a chronological record of medical care, physical examination forms, food consumption record forms as required, hematological results, serum chemistry results, weight charts, stool condition records as required, and any treatment instructions, as well as records which summarize the ongoing protocol activities. A tattoo shall be evident on all animals or be replaced as necessary to maintain positive identification.

       (b) The Contractor shall provide animal maintenance and care for performance of all veterinary procedures, including but not limited to, the sampling of body fluids (blood, saliva, urine, feces, cerebrospinal fluid, bone marrow peripheral lymph node excision) from any body site within the limits of surgical safety.

       (c) The Contractor shall provide technical assistance for performance of routine procedures, such as inoculations of viral antigens (intravenous, intraperitoneal, subcutaneous, intradermal, intramuscular, intranasal, intratracheal, oral, intravaginal and intrarectal), and other serum preparations, and bleeding of animals at protocol determined intervals for serological testing, and physical examinations at monthly intervals, as requested. The Contractor shall provide professional assistance for surgical and biopsy procedures (such as partial splenic resection, splenectomy, mesenteric lymph node excisional biopsy, GALT excisional biopsy) and comprehensive post-mortem examinations, including and determining cause of death, as required by the individual protocol.

       (d) Before introducing animals onto the contract, each animal shall have a negative test result for SIV and SRV by

                                                                   ATTACHMENT #1
              serology, while in quarantine. Nonhuman primates shall be quarantined in a separate room or isolator and have 3 negative tuberculosis tests, fifteen days apart after introduction into the facility and at least every three months thereafter. Animals on contract will be weighed and given a comprehensive physical examination quarterly or more frequently as specified in working protocols. A complete blood count and a SMAC 24 shall be evaluated quarterly or if the animal's condition shows signs of degeneration or as specified in working protocols.

       (e) Discuss the treatment of intercurrent infections and other conditions with the affected Principal Investigator, and no medication other than routine, shall be administered without prior approval of the Project Officer.

       (f) Notify the Project Officer of any untoward findings in animals under this contract and prior approval shall be obtained from the Principal Investigator before any animal is euthanized.

       (g) Deliver biological specimens and tissues to the requesting scientist(s) located at the National Institutes of Health, Bethesda, MD, within one hour of collection. Delivery should be made before 4:00 P.M. unless special arrangements are made.

       (h) The Contractor shall exchange project/protocol technical performance information with the scientist(s) supervising protocol(s) on a monthly basis. Copies of all written reports shall be transmitted to the Project Officer.

       (i) Breed monkeys on the specific need for fetuses or newborn animals. Maintain 30 adult patas monkeys (25 female and 5 male) as a breeding colony. Neonatal patas monkeys will be human hand-reared for the first three weeks to assure survival before being returned to the mother.

       (j) Develop laboratory support services for obtaining periodic CD4/CD8 values. Provide lab services as required by the specific research protocol.

       (k) Track all charges can be by individual protocols, including technical services (including but not limited to tests and analyses, special purchases, lymph node biopsy, bleeding, necropsy, immunization/inoculation and body fluid collection), veterinary services as well as other costs as appropriate. Some costs may be allocated based on relative percentages of animals such as feed and routine caretaker labor. These charges will be reported on individual invoices for each of the scientific entities along with a summary version of the invoice.

                                                                   ATTACHMENT #1

          INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORTING
          ----------------------------------------------------------
          INSTRUCTIONS FOR NIH COST-REIMBURSEMENT CONTRACTS. NIH(RC)-4
          ------------------------------------------------------------

General: The contractor shall submit claims for reimbursement in the manner and format described herein and as illustrated in the sample invoice/financing request.

Format: Standard Form 1034, "Public Voucher for Purchases and Services Other Than Personal," and Standard Form 1035, "Public Voucher for Purchases and Services Other Than Personal-- Continuation Sheet," or reproduced copies of such forms marked ORIGINAL should be used to submit claims for reimbursement. In lieu of SF-1034 and SF-1035, claims may be submitted on the payee's letter-head or self-designed form provided that it contains the information shown on the sample invoice/financing request.

Number of Copies: As indicated in the Invoice Submission Clause in the contract.

Frequency: Invoices/financing requests submitted in accordance with the Payment Clause shall be submitted monthly unless otherwise authorized by the contracting officer.

Cost Incurrence Period: Costs incurred must be within the contract performance period or covered by precontract cost provisions.

Billing of Costs Incurred: If billed costs include: (1) costs of a prior billing period, but not previously billed; or (2) costs incurred during the contract period and claimed after the contract period has expired, the amount and month(s) in which such costs were incurred shall be cited.

Contractor's Fiscal Year: Invoices/financing requests shall be prepared in such a manner that costs claimed can be identified with the contractor's fiscal year.

Currency: All NIH contracts are expressed in United States dollars. When payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

Costs Requiring Prior Approval: Costs requiring the contracting officer's approval, which are not set forth in an Advance Understanding in the contract shall be so identified and reference the Contracting Officer's Authorization
(COA) Number. In addition, any cost set forth in an Advance Understanding shall be shown as a separate line item on the request.

Invoice/Financing Request Identification: Each invoice/financing request shall be identified as either:

(a) Interim Invoice/Contract Financing Request - These are interim payment requests submitted during the contract performance period.

(b) Completion Invoice - The completion invoice is submitted promptly upon completion of the work; but no later than one year from the contract completion date, or within 120 days after settlement of the final indirect cost rates covering the year in which this contract is physically complete (whichever date is later). The completion invoice should be submitted when all costs have been assigned to the contract and all performance provisions have been completed.

(c) Final Invoice - A final invoice may be required after the amounts owed have been settled between the Government and the contractor (e.g., resolution of all suspensions and audit exceptions).

Preparation and Itemization of the Invoice/Financing Request: The contractor shall furnish the information set forth in the explanatory notes below. These notes are keyed to the entries on the sample invoice/financing request.

                                                                   ATTACHMENT #2

(a) Designated Billing Office Name and Address - Enter the designated billing office and address, identified in the Invoice Submission Clause of the contract, on all copies of the invoice/financing request.

(b) Invoice/Financing Request Number - Insert the appropriate serial number of the invoice/financing request.

(c) Date Invoice/Financing Request Prepared - Insert the date the invoice/financing request is prepared.

(d) Contract Number and Date - Insert the contract number and the effective date of the contract.

(e) Payee's Name and Address - Show the contractor's name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the contractor, or a different payee has been designated, then insert the name and address of the payee instead of the contractor.

(f) Total Estimated Cost of Contract - Insert the total estimated cost of the contract, exclusive of fixed-fee. For incrementally funded contracts, enter the amount currently obligated and available for payment.

(g) Total Fixed-Fee - Insert the total fixed-fee (where applicable). For incrementally funded contracts, enter the amount currently obligated and available for payment.

(h) Billing Period - Insert the beginning and ending dates (month, day, and year) of the period in which costs were incurred and for which reimbursement is claimed.

(i) Incurred Cost - Current -Insert the amount billed for the major cost elements, adjustments, and adjusted amounts for the current period.

(j) Incurred Cost - Cumulative -Insert the cumulative amounts billed for the major cost elements and adjusted amounts claimed during this contract.

(k) Direct Costs - Insert the major cost elements. For each element, consider the application of the paragraph entitled "Costs Requiring Prior Approval" on page 1 of these instructions.

     (1) Direct Labor - Include salaries and wages paid (or accrued) for direct performance of the contract. For Key Personnel, list each employee on a separate line. List other employees as one amount unless otherwise required by the contract.

     (2) Fringe Benefits - List any fringe benefits applicable to direct labor and billed as a direct cost. Fringe benefits included in indirect costs should not be identified here.

     (3) Accountable Personal Property - Include permanent research equipment and general purpose equipment having a unit acquisition cost of $1,000 or more and having an expected service life of more than two years, and sensitive property regardless of cost (see the DHHS Contractor's Guide for Control of Government Property). Show permanent research equipment separate from general purpose equipment. Prepare and attach Form HHS-565, "Report of Accountable Property , " in accordance with the following instructions:

          List each item for which reimbursement is requested. A reference shall be made to the following (as applicable):

          - The item number for the specific piece of equipment listed in the Property Schedule.

          - The Contracting Officer's Authorization letter and number, if the equipment is not covered by the Property Schedule.

                                                                   ATTACHMENT #2

          - Be preceded by an asterisk (*) if the equipment is below the approval level.

     (4) Materials and Supplies - Include equipment with unit costs of less than $1,000 or an expected service life of two years or less, and consumable material and supplies regardless of amount.

     (5)  Premium Pay - List remuneration in excess of the basic hourly rate.

     (6) Consultant Fee - List fees paid to consultants. Identify consultant by name or category as set forth in the contract's Advance Understanding or in the COA letter, as well as the effort (i.e., number of hours, days, etc.) and rate being billed.

     (7) Travel - Include domestic and foreign travel. Foreign travel is travel outside of Canada, the United States and its territories and possessions. However, for an organization located outside Canada, the United States and its territories and possessions, foreign travel means travel outside that country. Foreign travel must be billed separately from domestic travel.

     (8)  Subcontract Costs - List subcontractor(s) by name and amount billed.

     (9) Other - List all other direct costs in total unless exceeding $1,000 in amount. If over $1,000, list cost elements and dollar amounts separately. If the contract contains restrictions on any cost element, that cost element must be listed separately.

(1) Cost of Money (COM) - Cite the COM factor and base in effect during the time the cost was incurred and for which reimbursement is claimed.

(m) Indirect Costs-Overhead - Identify the cost base, indirect cost rate, and amount billed for each indirect cost category.

(n) Fixed-Fee Earned - Cite the formula or method of computation for the fixed-fee (if any). The fixed-fee must be claimed as provided for by the contract.

(o) Total Amounts Claimed - Insert the total amounts claimed for the current and cumulative periods.

(p) Adjustments - Include amounts conceded by the contractor, outstanding suspensions, and/or disapprovals subject to appeal.

(q)  Grand Totals

The contracting officer may require the contractor to submit detailed support for costs claimed on one or more interim invoices/financing requests.

                                                                   ATTACHMENT #2

FINANCIAL REPORTING INSTRUCTIONS:

These instructions are keyed to the Columns on the sample invoice/financing request.

Column A-Expenditure Category - Enter the expenditure categories required by the contract.

Column B-Cumulative Percentage of Effort/Hrs.-Negotiated - Enter the percentage of effort or number of hours agreed to doing contract negotiations for each employee or labor category listed in Column A.

Column C-Cumulative Percentage of Effort/Hrs.-Actual - Enter the percentage of effort or number of hours worked by each employee or labor category listed in Column A.

Column D-Incurred Cost-Current - Enter the costs, which were incurred during the current period.

Column E-Incurred Cost-Cumulative - Enter the cumulative cost to date.

Column F-Cost at Completion - Enter data only when the contractor estimates that a particular expenditure category will vary from the amount negotiated. Realistic estimates are essential.

Column G--Contract Amount - Enter the costs agreed to during contract negotiations for all expenditure categories listed in Column A.

Column H--Variance (Over or Under) - Show the difference between the estimated costs at completion (Column F) and negotiated costs (Column G) when entries have been made in Column F. This column need not be filled in when Column F is blank. When a line item varies by plus or minus 10 percent, i.e., the percentage arrived at by dividing Column F by Column G, an explanation of the variance should be submitted. In the case of an overrun (net negative variance), this submission shall not be deemed as notice under the Limitation of Cost (Funds) Clause of the contract.

Modifications: Any modification in the amount negotiated for an item since the preceding report should be listed in the appropriate cost category.

Expenditures Not Negotiated: An expenditure for an item for which no amount was negotiated (e.g., at the discretion of the contractor in performance of its contract) should be listed in the appropriate cost category and all columns filled in, except for G. Column H will of course show a 100 percent variance and will be explained along with those identified under H above.

                                                                   ATTACHMENT #2

        SAMPLE INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

===========================================================================================================================
(a)      Billing Office Name and Address                         (b)  Invoice/Financing Request
                                                                 No. __________________________________________


         NATIONAL INSTITUTES OF HEALTH
         National Cancer Institute, RCB                          (c)  Date Invoice Prepared ____________________________
         EPS Room 603
         6120 EXECUTIVE BLVD MSC 7220                            (d)  Contract No. _____________________________________
         Bethesda, MD 20892-7220
                                                                      Effective Date ___________________________________

(e)      Payee's Name and Address
         ABC CORPORATION
         100 Main Street
         Anywhere, USA zip code                                  (f)  Total Estimated Cost _____________________________

Attn:    Name, Title, & Phone Number of Official to Whom         (g)  Total Fixed Fee __________________________________
         Payment is Sent
===========================================================================================================================
(h)  This invoice/financing request represents reimbursable costs for the period from __________ to __________
===========================================================================================================================
                               Cumulative Percentage of
                                     Effort/Hrs.               Incurred Cost          Cost at      Contract
                               ----------------------------------------------------
                                                           (i)            (j)
   Expenditure Category *      Negotiated     Actual     Current      Cumulative     Completion     Amount      Variance
              A                     B            C           D             E             F             G            H
---------------------------------------------------------------------------------------------------------------------------
(k) Direct Costs:
---------------------------------------------------------------------------------------------------------------------------
    (1) Direct Labor
---------------------------------------------------------------------------------------------------------------------------
    (2) Fringe Benefits
---------------------------------------------------------------------------------------------------------------------------
    (3) Accountable Property
        (attach HHS-565)
---------------------------------------------------------------------------------------------------------------------------
    (4) Materials & Supplies
---------------------------------------------------------------------------------------------------------------------------
    (5) Premium Pay
---------------------------------------------------------------------------------------------------------------------------
    (6) Consultant Fees
---------------------------------------------------------------------------------------------------------------------------
    (7) Travel
---------------------------------------------------------------------------------------------------------------------------
    (8) Subcontracts
---------------------------------------------------------------------------------------------------------------------------
    (9) Other
---------------------------------------------------------------------------------------------------------------------------
Total Direct Costs
---------------------------------------------------------------------------------------------------------------------------
(l) Cost of Money
---------------------------------------------------------------------------------------------------------------------------
(m) Overhead
---------------------------------------------------------------------------------------------------------------------------
       G&A
---------------------------------------------------------------------------------------------------------------------------
(n) Fixed Fee
---------------------------------------------------------------------------------------------------------------------------
(o) Total Amount Claimed
---------------------------------------------------------------------------------------------------------------------------
(p) Adjustments
---------------------------------------------------------------------------------------------------------------------------
(q) Grand Totals
---------------------------------------------------------------------------------------------------------------------------
I certify that all payments are for appropriate purposes and in accordance with the contract.

          ______________________________                         _________________
          (Name of Official)                                     (Title)

* Attach details as specified in the contract
===========================================================================================================================

===========================================================================================================================

                                                                   ATTACHMENT #2

PHS 352.223-70 SAFETY AND HEALTH (DEVIATION) (AUGUST 1997)
----------------------------------------------------------

(a) To help ensure the protection of the life and health of all persons, and to help prevent damage to property, the Contractor shall comply with all Federal, State and local laws and regulations applicable to the work being performed under this contract. These laws are implemented and/or enforced by the Environmental Protection Agency, Occupational Safety and Health Administration and other agencies at the Federal, State and local levels (Federal, State and local regulatory / enforcement agencies).

(b) Further, the Contractor shall take or cause to be taken additional safety measures as the Contracting Officer in conjunction with the project or other appropriate officer, determines to be reasonably necessary. If compliance with these additional safety measures results in an increase or decrease in the cost or time required for performance of any part of work under this contract, an equitable adjustment will be made in accordance with the applicable "Changes" Clause set forth in this contract.

(c) The Contractor shall maintain an accurate record of, and promptly report to the Contracting Officer, all accidents or incidents resulting in the exposure of persons to toxic substances, hazardous materials or hazardous operations; the injury or death of any person; and/or damage to property incidental to work performed under the contract and all violations for
                                                     ---
     which the Contractor has been cited by any Federal, State or local regulatory/enforcement agency. The report shall include a copy of the notice of violation and the findings of any inquiry or inspection, and an analysis addressing the impact these violations may have on the work remaining to be performed. The report shall also state the required action(s), if any, to be taken to correct any violation(s) noted by the Federal, State or local regulatory/enforcement agency and the time frame allowed by the agency to accomplish the necessary corrective action.

(d) If the Contractor fails or refuses to comply promptly with the Federal, State or local regulatory/enforcement agency's directive(s) regarding any violation(s) and prescribed corrective action(s), the Contracting Officer may issue an order stopping all or part of the work until satisfactory corrective action (as approved by the Federal, State or local regulatory/enforcement agencies) has been taken and documented to the Contracting Officer. No part of the time lost due to any stop work order shall be subject to a claim for extension of time or costs or damages by the Contractor.

(e) The Contractor shall insert the substance of this clause in each subcontract involving toxic substances, hazardous materials or operations. Compliance with the provisions of this clause by subcontractors will be the responsibility of the Contractor.

                                (End of clause)

                                                                   ATTACHMENT #3

                        PROCUREMENT OF CERTAIN EQUIPMENT
                        --------------------------------

Notwithstanding any other clause in this contract, the Contractor will not be reimbursed for the purchase, lease, or rental of any item of equipment listed in the following Federal Supply Groups, regardless of the dollar value, without the prior written approval of the Contracting Officer.

     67 - Photographic Equipment
     69 - Training Aids and Devices
     70 - General purpose ADP Equipment, Software, Supplies and Support
          (Excluding 7045-ADP Supplies and Support Equipment.)
     71 - Furniture
     72 - Household and Commercial Furnishings and Appliances
     74 - Office Machines and Visible Record Equipment
     77 - Musical Instruments, Phonographs, and Home-type Radios
     78 - Recreational and Athletic Equipment

When equipment in these Federal Supply Groups is requested by the Contractor and determined essential by the Contracting Officer, the Government will endeavor to fulfill the requirement with equipment available from its excess personal property sources, provided the request is made under a contract. Extensions or renewals of approved existing leases or rentals for equipment in these Federal Supply Groups are excluded from the provisions of this article.

                                                                   ATTACHMENT #4

                                                GOVERNMENT PROPERTY -SCHEDULE II-A
                                                ----------------------------------

DESCRIPTION & NSN                           MFGR.           MODEL/TYPE              MFGR. SER.             ACQ.          GOV ID No.
-----------------                           -----           ----------              ----------             ----          ----------
                                                                                        No.                Cost
                                                                                        ---                ----
Labrotary blower                            Buffalo         78L-2440                                        1051          01029643
Fume hood                                   Labfaber        H702                                            4496          01029694
Surgistat system w/following:               ValleyLab       Surgistat-B             A8F843B-20              1517          01029695
ground plate                                ValleyLab       87046-01G                                         41          01029695
cable                                       ValleyLab       E 0009-1 R35587G                                  32          01029695
Scale w/plus program                        Sartorius       F135S                   38010036                2863          01029696
weighing opt
Rack unit for 6 sq.ft. cages                ACE             PR322832R4SF                                    1828          01095386
Rack unit for 6 sq.ft. cages                ACE             PR322832R4SF                                    1828          01095387
Rack unit for 6 sq.ft. cages                ACE             PR322832R4SF                                    1828          01095388
Rack unit for 6 sq.ft. cages                ACE             PR322832R4SF                                    1828          01095389
Rack unit for 6 sq.ft. cages                ACE             PR322832R4SF                                    1828          01095390
Rack unit for 6 sq.ft. cages                ACE             PR322832R4SF                                    1828          01095391
Vital signs monitor                         Critikon        1846                    820006468               2200          01095392
Electriconic scale                          Sartorius       3807MP                  3102019                 3900          01095393
Balance                                     Mettler         PE160                   FNR47680                1379          01095394
Centrifuge                                  Sorval          G1 LC3                  7709048                 1680          01095395
Rackwasher                                  Girton          80-0                    77113002               17607          01095426
Cages, 6 sq. ft.                                                                                             200          01095427
Cages, 6 sq. ft.                                                                                             200          01095428
Cages, 6 sq. ft.                                                                                             200          01095429
Cages, 6 sq. ft.                                                                                             200          01095430
Cages, 6 sq. ft.                                                                                             200          01095431
Cages, 6 sq. ft.                                                                                             200          01095432
Cages, 6 sq. ft.                                                                                             200          01095433
Cages, 6 sq. ft.                                                                                             200          01095434
Cages, 6 sq. ft.                                                                                             200          01095435
Cages, 6 sq. ft.                                                                                             200          01095436
Cages, 6 sq. ft.                                                                                             200          01095437
Cages, 6 sq. ft.                                                                                             200          01095438
Cages, 6 sq. ft.                                                                                             200          01095439
Cages, 6 sq. ft.                                                                                             200          01095440
Cages, 6 sq. ft.                                                                                             200          01095441
Cages, 6 sq. ft.                                                                                             200          01095442
Cages, 6 sq. ft.                                                                                             200          01095443
Cages, 6 sq. ft.                                                                                             200          01095444
Cages, 6 sq. ft.                                                                                             200          01095445
Cages, 6 sq. ft.                                                                                             200          01095446
Cages, 6 sq. ft.                                                                                             200          01095447
Cages, 6 sq. ft.                                                                                             200          01095448
Cages, 6 sq. ft.                                                                                             200          01095449
Cages, 6 sq. ft.                                                                                             200          01095450
Cages, 6 sq. ft.                                                                                             200          01095451
Cages, 6 sq. ft.                                                                                             200          01095452
Cages, 6 sq. ft.                                                                                             200          01095453
Cages, 6 sq. ft.                                                                                             200          01095454
Activity module                              Rockville Steel 8.6 sq. ft.                                    3340          01182961

                                                                   ATTACHMENT #5

DESCRIPTION & NSN                           MFGR.           MODEL/TYPE              MFGR. SER.              ACQ.         GOV ID No.
-----------------                           -----           ----------              ----------              ----         ----------
                                                                                        No.                 Cost
                                                                                        ---                 ----
Over/under home module                      Rockville Steel 8.6 sq. ft.                                     3925          01182963
Over/under home module                      Rockville Steel 8.6 sq. ft.                                     3925          01182964
Over/under home module                      Rockville Steel 8.6 sq. ft.                                     3925          01182965
Over/under home module                      Rockville Steel 8.6 sq. ft.                                     3925          01182966
Refrigerator/freezer,                       Maytag                                                           555          01373119
18.0 cu. ft.
Housing unit: over & under                  Rockville Steel                                                 4305          01188341
Housing unit: over & under                  Rockville Steel                                                 4305          01188342
Housing unit: over & under                  Rockville Steel                                                 4305          01188343
Housing unit: over & under                  Rockville Steel                                                 4305          01188344
Keyboard                                    Goldstar        MKB931                  KFJMKB931             Inc. in CPU     01188345
Monitor, VGA                                Goldstar        1465 DL                 240C4900089           Inc. in CPU     01188345
CPU                                         GT                                      A                       1338          01188346
Scale w/full keypad                         Sartorius       F61-S                   41004089                3268          01188347
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
Housing unit: over & under                  Rockville Steel 6.0 sq. ft.                                     3850         no number
NOR Surgery light                                                                                                          N336047

                                                                   ATTACHMENT #5

------------------------------------------------------------------------------------------------------------------------------------
                                            REPORT OF GOVERNMENT OWNED, CONTRACTOR HELD

                                                             PROPERTY

------------------------------------------------------------------------------------------------------------------------------------
CONTRACTOR:                                                                     CONTRACT NUMBER

------------------------------------------------------------------------------------------------------------------------------------
ADDRESS                                                                         REPORT DATE:

                                                                                ----------------------------------------------------
                                                                                FISCAL YEAR:

                                                                                ----------------------------------------------------

                                                                                ----------------------------------------------------

                                                                                ----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         CLASSIFICATION               BEGINNING OF                        ADJUSTMENTS                            END OF PERIOD
                                         PERIOD

------------------------------------------------------------------------------------------------------------------------------------
                                   #ITEMS     VALUE       GFP ADDED        CAP ADDED        DELETIONS      #ITEMS         VALUE
------------------------------------------------------------------------------------------------------------------------------------
   LAND**=$25K

------------------------------------------------------------------------------------------------------------------------------------
   LAND*$25K

------------------------------------------------------------------------------------------------------------------------------------
   OTHER REAL**=$25K

------------------------------------------------------------------------------------------------------------------------------------
   OTHER REAL *$25K

------------------------------------------------------------------------------------------------------------------------------------
   PROPERTY UNDER
   CONST**=$25K
------------------------------------------------------------------------------------------------------------------------------------
   PROPERTY UNDER
   CONST*$25K
------------------------------------------------------------------------------------------------------------------------------------
   PLANT EQUIP**=$25K

------------------------------------------------------------------------------------------------------------------------------------
   PLANT EQUIP *$25K

------------------------------------------------------------------------------------------------------------------------------------
   SPECIAL TOOLING**=$25K
------------------------------------------------------------------------------------------------------------------------------------
   SPECIAL TOOLING*$25K

------------------------------------------------------------------------------------------------------------------------------------
   SPECIAL TEST
   EQUIP**=$25K
------------------------------------------------------------------------------------------------------------------------------------
   SPECIAL TEST EQUIP*$25K
------------------------------------------------------------------------------------------------------------------------------------
   AGENCY PECULIAR**=$25K
------------------------------------------------------------------------------------------------------------------------------------
   AGENCY PECULIAR*$25K
------------------------------------------------------------------------------------------------------------------------------------
   MATERIAL**=$25K
   (CUMULATIVE)
------------------------------------------------------------------------------------------------------------------------------------
   PROPERTY UNDER
   MFR**=$25K
------------------------------------------------------------------------------------------------------------------------------------
   PROPERTY UNDER
   MFR*$25K
------------------------------------------------------------------------------------------------------------------------------------
   SIGNED BY:                                                                             DATE SIGNED:



------------------------------------------------------------------------------------------------------------------------------------

Report of Government Owned, Contractor Held Property               ATTACHMENT #6

___________
*  Less than
** More than